Exhibit 3.1

CERTIFICATE OF AMENDMENT TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SALARIUS PHARMACEUTICALS, INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

Salarius Pharmaceuticals, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: The name of the Corporation is Salarius Pharmaceuticals, Inc.

SECOND: The Corporation was incorporated under the name Flex Pharma, Inc. pursuant to an original Certificate of Incorporation filed with the Secretary of State of the State of Delaware (the “Delaware Secretary”) on February 26, 2014, as amended and restated by that certain Amended and Restated Certificate of Incorporation filed with the Delaware Secretary on February 3, 2015, as amended by that certain Certificate of Amendment to Amended and Restated Certificate of Incorporation filed with the Delaware Secretary on July 18, 2019, as further amended by that certain Certificate of Amendment to Amended and Restated Certificate of Incorporation filed with the Delaware Secretary on October 14, 2022, as further amended by that certain Certificate of Amendment to Amended and Restated Certificate of Incorporation filed with the Delaware Secretary on June 14, 2024 (together, the “Prior Certificate”).

THIRD: The following amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

RESOLVED, that Article I of the Prior Certificate of the Corporation is hereby amended and restated in its entirety as follows:

    “I. The name of this company is Decoy Therapeutics Inc. (the “Company” or the “Corporation”).”

    FOURTH: This Certificate of Amendment shall be effective as of January 8, 2026.

Signatures on the Following Page

In Witness Whereof, Salarius Pharmaceuticals, Inc. has caused this Certificate of Amendment to be executed by its duly authorized officer on this 23rd day of December, 2025.

Salarius Pharmaceuticals, Inc.

By:	/s/ Mark Rosenblum
Name:	Mark Rosenblum
Title:	Chief Financial Officer

Signature Page to
Certificate of Amendment to Certificate of Incorporation
of Salarius Pharmaceuticals, Inc.